Exhibit 99.1

Harrington West to Present at the Meeting of Shareholders on June 12, 2008 at 5:00 pm in Solvang, California

SOLVANG, Calif.--(BUSINESS WIRE)--Harrington West Financial Group, Inc. (Nasdaq: HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and CEO of Harrington West Financial Group, Inc., will make a presentation on HWFG’s recent financial performance, strategies, and goals at the meeting of shareholders on June 12, 2008 at 5:00 pm in Solvang, California. A copy of this presentation has been filed with the SEC and can be accessed at www.hwfg.com.

Harrington West Financial Group, Inc. is a $1.2 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 17 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $187.4 million in assets under management or custody.

CONTACT:
Harrington West Financial Group, Inc.
For information contact:
Craig J. Cerny, 480-596-6555
or
For share transfer information contact:
Lisa F. Watkins, 805-688-6644